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                                                                   Exhibit 4.1.3


            THIRD SUPPLEMENTAL INDENTURE ("Third Supplemental Indenture"), dated as of June 10, 2003, among Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), each of the Guarantors named herein (including each Guarantor whose guarantee is confirmed by, or becomes effective pursuant to, this Third Supplemental Indenture), as guarantors, and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as Trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture (as defined herein).

            WHEREAS, pursuant to a certain Indenture, dated as of June 11, 1998, among the Company, the Guarantors named therein and the Trustee (the "Original Indenture"), the Company issued its 9 7/8% Senior Subordinated Notes due 2008, Series A and Series B (the "Notes"); and

            WHEREAS, the Original Indenture was amended by a certain First Supplemental Indenture, dated as of January 15, 1999, among the Company, the Guarantors named therein and the Trustee (the "First Supplemental Indenture"), in order to, among other things, effect the exchange of the Exchange Notes in replacement of the Initial Notes; and

            WHEREAS, the Original Indenture was further amended by a certain Second Supplemental Indenture, dated as of March 19, 2003, among the Company, the Guarantors named therein and the Trustee (the "Second Supplemental Indenture"; the Original Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture and as otherwise in effect on the date hereof, the "Indenture"), in order to, among other things, effect certain amendments relating to two Subsidiaries of the Company, Odda Holdings SA and Odda Smeltaverk SA; and

            WHEREAS, the Indenture establishes certain conditions, as set forth in Sections 4.20 and 4.22 thereof, under which Restricted Subsidiaries would be required to guarantee the obligations of the Company under the Indenture and the Notes, with: (x) Section 4.20 providing (among other things) that each Restricted Subsidiary that guarantees any Other Debt of the Company also shall guarantee, to the same extent, the Company's obligations under the Indenture and the Notes; and (y) Section 4.22 providing (among other things) that each Restricted Subsidiary of the Company (other than a Foreign Subsidiary) which, after the date of the Original Indenture (if not then a Guarantor), becomes a Restricted Subsidiary shall execute a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary would become bound by the Guarantee of the Notes in the form set forth in the Indenture (without such further Guarantor being required to execute and deliver the Guarantee endorsed on the Notes); and

            WHEREAS, effective on or before November 30, 2000, Phibro Animal Health Holdings, Inc., a Delaware corporation ("Animal Health Holdings"), and Phibro Animal Health U.S., Inc., a Delaware corporation ("Animal Health-US"), became Subsidiaries of the Company and, by virtue thereof, constitute Restricted Subsidiaries that are not Foreign Subsidiaries; and
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            WHEREAS, effective on or about November 30, 2000, Animal Health
Holdings and Animal Health-US respectively executed continuing unlimited and collateralized guaranties in favor of the agent under a certain credit facility established in favor of the Company; and

            WHEREAS, the Company had determined that Animal Health Holdings and Animal Health-US were required to comply with Section 4.22 of the Indenture and execute a supplemental indenture under which they would be bound by the Guarantee contemplated thereby, and further had determined that, by virtue thereof, said two Restricted Subsidiaries also would have effectively satisfied any additional guarantee requirement under Section 4.20 of the Indenture (such that no additional action would be required in respect of Section 4.20); and

            WHEREAS, the Company, Animal Health Holdings and Animal Health-US did intend that such supplemental indenture (including the Guarantee required in accordance with Section 4.22 of the Indenture) would become effective as of November 30, 2000 (the "Intended Supplemental Indenture") and further did direct that all actions necessary and appropriate in furtherance thereof be taken; and

            WHEREAS, the Company, Animal Health Holdings and Animal Health-US are unable to confirm whether all such actions (including the execution and delivery of the Intended Supplemental Indenture, and the delivery of all necessary certificates and opinions relating thereto) in fact have been accomplished and whether the Intended Supplemental Indenture in fact has become effective; and

            WHEREAS, on account of the foregoing, it is necessary and desirable to cause Animal Health Holdings and Animal Health-US to confirm their prior Guarantee under Section 4.22, to the extent the Intended Supplemental Indenture (containing such Guarantee) in fact has become effective, or to become Guarantors and provide for such Guarantee, to the extent not heretofore in effect, in either case by executing and delivering this Third Supplemental Indenture in accordance with Section 4.22; and

            WHEREAS, it also is desirable to confirm the effectiveness of the Second Supplemental Indenture; and

            WHEREAS, pursuant to Sections 9.01(v) and 12.16 of the Indenture, the Company and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee, together, without notice to or the consent of any Holders of Notes, are authorized to amend or supplement the Indenture to make any change to the Indenture that would provide any additional benefit or rights to the Holders; and

            WHEREAS, pursuant to Sections 9.01(vii) and 12.16 of the Indenture, the Company and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee, together, without notice to or the consent of any Holders of Notes, are authorized to amend or supplement the Indenture to make any change to the Indenture that does not adversely affect the rights of any Holder under the Indenture; and
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            WHEREAS, this Third Supplemental Indenture amends or supplements the
Indenture (x) to add Animal Health Holdings and Animal Health-US as additional as Guarantors under the Indenture, or to confirm their status as such, and (y) to confirm the continuing effectiveness of the Second Supplemental Indenture, and, accordingly, would satisfy the criteria of Section 9.01(v) or (vii), or both, and Section 12.16 of the Indenture; and

            WHEREAS, the Company, each of the pre-existing Guarantors, Animal Health Holdings and Animal Health-US, and the Trustee desire and have agreed to execute and deliver this Third Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.

            NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Notes as follows:

            Section 1.

            (a) Each of Animal Health Holdings and Animal Health-US hereby agrees to be bound by the Indenture, as amended by this Third Supplemental Indenture and as hereafter amended in accordance with the terms of the Indenture, to the same extent as though the Indenture were incorporated and fully set forth in this Third Supplemental Indenture; and, by virtue thereof, hereby becomes a Guarantor for all purposes.

            (b) Without limiting the generality of subsection (a) above, each of Animal Health Holdings and Animal Health-US hereby jointly and severally (with each other and with each other Guarantor) absolutely, unconditionally and irrevocably joins in and becomes bound by the Guarantee of the Notes in the form set forth in the Indenture. As provided in Section 4.22 of the Indenture, it shall not be necessary for either or both of Animal Health Holdings and Animal Health-US to execute or deliver the Guarantee endorsed on the Notes.

            (c) Without limiting the generality of subsection (a) above, it is understood and agreed that the Guarantee of Animal Health Holdings and Animal Health-US, as undertaken in this Third Supplemental Indenture, shall be subject to the subordination provisions contained in Article Thirteen of the Indenture to the same extent as though such provisions were incorporated and fully set forth in this Third Supplemental Indenture.

            Section 2.

            (a) To the extent that the Intended Supplemental Indenture in fact has become effective, then the Intended Supplemental Indenture shall be deemed to be amended and restated and completely replaced by this Third Supplemental Indenture, such that the Intended Supplemental Indenture shall have no continuing force or effect.
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            (b) The effectiveness of this Third Supplemental Indenture, and of the Guarantee to which Animal Health Holdings and Animal Health-US are hereby bound by virtue hereof (whether or not previously bound by any such guarantee on account of the Intended Supplemental Indenture), shall be fully effective whether or not the Intended Supplemental Indenture ever became effective.

            (c) The Company and the Guarantors, including Animal Health Holdings and Animal Health-US, hereby ratify, confirm and approve the Second Supplemental Indenture in all respects.

            Section 3. The Company and the Guarantors, including Animal Health Holdings and Animal Health-US, agree that the Trustee is permitted, and each of them hereby authorizes the Trustee, to place a notation about this Third Supplemental Indenture on the Notes in accordance with the provisions of Section
9.05 of the Indenture; provided that nothing herein shall limit the generality and applicability of Section 4.22 of the Indenture.

            Section 4. The Trustee accepts this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

            Section 5. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Third Supplemental Indenture forms a part thereof. Except as otherwise expressly provided for in this Third Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

            Section 6. The recitals contained in this Third Supplemental Indenture shall be taken as the statements made solely by the Company and the Guarantors, including Animal Health Holdings and Animal Health-US, and the Trustee shall have no liability or responsibility for their correctness, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors (including Animal Health Holdings and Animal Health-US) by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors (including Animal Health Holdings and Animal Health-US) or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

            Section 7. This Third Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company, the Guarantors (including Animal Health Holdings and Animal Health-US) and the Trustee.
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            SECTION 8. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            Section 9. This Third Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

                                     PHILIPP BROTHERS CHEMICALS, INC.,
                                     a New York corporation

                                     By: /s/ Richard G. Johnson
                                         ---------------------------------------
                                     Name:        Richard G. Johnson
                                     Title:       Chief Financial Officer


                                     C.P. CHEMICALS, INC.,
                                     a New Jersey corporation, as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     PHIBRO-TECH, INC.,
                                     a Delaware corporation, as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     MINERAL RESOURCE TECHNOLOGIES, INC.,
                                     a Delaware corporation,  as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer
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                                     PRINCE AGRIPRODUCTS, INC.,
                                     a Delaware corporation, as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     PHIBROCHEM, INC.,
                                     a New Jersey corporation, as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     PHIBRO CHEMICALS, INC.,
                                     a New York corporation, as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     WESTERN MAGNESIUM CORP.,
                                     a California corporation, as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     THE PRINCE MANUFACTURING COMPANY,
                                     an Illinois corporation, as Guarantor


                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer
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                                     PHIBRO ANIMAL HEALTH HOLDINGS, INC.,
                                     a Delaware corporation,  as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     PHIBRO ANIMAL HEALTH U.S., INC.,
                                     a Delaware corporation, as Guarantor

                                     By: /s/ David C. Storbeck
                                         ---------------------------------------
                                     Name:        David C. Storbeck
                                     Title:       Chief Financial Officer


                                     JPMORGAN CHASE BANK, as Trustee


                                     By: /s/ Gerald L. Hill
                                         ---------------------------------------
                                     Name:    Gerald L. Hill
                                     Title:   Authorized Officer